SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2002

NRG Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Exhibits.
SIGNATURES
EX-99.01 Press Release dated October 1, 2002

Item 5. Other Events

On October 1, 2002, NRG Energy, Inc. (NRG), a wholly owned subsidiary of Xcel Energy Inc., announced the end of the fifteen-day grace period for payment of $47 million in combined principal and interest payments on the NRG South Central LLC (a wholly owned subsidiary of NRG) 8.962 percent, series A-1 senior secured bonds due 2016 and 9.479 percent series B-1 senior secured bonds due 2024. As previously announced, NRG South Central LLC did not make the payments when due on September 16, 2002. For more information see the full press release included in this Form 8-K as Exhibit 99.01.

This Current Report on Form 8-K includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “estimate,” “expect,” guidance,” “projected,” “objective,” “outlook,” “possible,” “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation, risks associated with the California power market; currency translation and transaction adjustments; the realization of expectations regarding the acquisition of NRG common stock and subsequent merger; and the other risk factors listed from time to time by NRG Energy in reports filed with the Securities and Exchange Commission (SEC).

Item 7. Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.01	Press Release Regarding NRG South Central Generating LLC Bond Payment Update, dated October 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

	By	/s/ Richard C. Kelly Richard C. Kelly President and Chief Operating Officer
Dated: October 2, 2002